Exhibit 24.2

POWER OF ATTORNEY

June 14, 2021

The undersigned director of WalkMe Ltd. (the “Company”) hereby constitutes and appoints Dan Adika and Andrew Casey and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Company’s registration statement on Form F-1 (File No. 333-256219) and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, the undersigned has executed this power of attorney as of the date first written above.

/s/ Roy Saar
Roy Saar